UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2020

NeuroBo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

200 Berkeley Street, Office 19th Floor
Boston, Massachusetts 02116
(Address of principal executive offices, including ZIP code)

(857) 702-9600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	NRBO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 31, 2020, NeuroBo Pharmaceuticals, Inc., a Delaware corporation (“NeuroBo” or the “Company”), acquired ANA Therapeutics, Inc., a Delaware corporation (“ANA”), pursuant to that certain Agreement and Plan of Merger, dated December 31, 2020 (the “Merger Agreement”), by and among NeuroBo, Shelby Merger Sub 1, Inc., a Delaware corporation (the “First Merger Sub”), Shelby Merger Sub 2, LLC, a Delaware limited liability company (the “Second Merger Sub”), ANA, and Akash Bakshi, solely in his capacity as representative of the securityholders of ANA (the “Representative”).

Pursuant to the Merger Agreement, First Merger Sub merged with and into ANA, pursuant to which ANA was the surviving entity and became a wholly owned subsidiary of NeuroBo (the “First Merger”). Immediately following the First Merger, ANA merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity (the “Second Merger,” together with the First Merger, the “Merger”). Second Merger Sub is a wholly-owned subsidiary of NeuroBo and changed its name to ANA Therapeutics, LLC (“ANA LLC”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes. Under the terms of the Merger Agreement, at the closing of the Merger, NeuroBo issued to the stockholders of ANA 3,243,875  shares of its common stock, par value $0.001 per share (the “Common Stock”), as adjusted pursuant to the terms of the Merger Agreement.

Pursuant to the Merger Agreement, following the closing of the Merger, NeurobBo is obligated to pay milestone payments (each, a “Milestone Payment”) to certain persons identified in the Merger Agreement (each a “Stakeholder” and collectively, the “Stakeholders”) in the form, time and manner as set forth in the Merger Agreement, upon the achievement of the following milestone events set forth below by NeuroBo or any of its affiliates (each, a “Milestone Event”):

(i)	Development Milestones.

Milestone Event	Milestone Payment
First receipt of Marketing Approval (as defined in the Merger Agreement) from the FDA for any Niclosamide Product (as defined in the Merger Agreement)	$45.0 million

(ii)	Sales Milestones.

Milestone Event – Worldwide Cumulative Net Sales of a Niclosamide Product equal to or greater than:	Milestone Payment
$500 million	$9.0 million
$1 billion	$13.5 million
$3 billion	$36.0 million
$5 billion	$72.0 million

Additionally, pursuant to the Merger Agreement, NeuroBo is obligated to pay certain single-digit royalty payments (each, a “Royalty Payment”) to the Stakeholders in the form, time and manner as set forth in the Merger Agreement, following the first commercial sale of each Niclosamide Product (as defined in the Merger Agreement) on a country-by-country and Niclosamide Product-by-Niclosamide Product basis.

If, at the closing of the Merger, the fair market value of the Milestone Payments and Royalty Payments (the “Contingent Consideration”), as determined by an independent valuation firm nationally recognized in valuation matters selected by ANA and reasonably acceptable to NeuroBo (the “Contingent Consideration Value”), is greater than 60% of the Total Consideration Value (as defined in the Merger Agreement), no more than 60% of each Milestone Payment may be paid in cash and the remainder shall be paid in NeuroBo Common Stock (any such shares, “Milestone Consideration Shares”).

The Merger Agreement further provides that NeuroBo and the Representative may agree that the payment of certain Milestone Payments be in the form of the NeuroBo’s Common Stock. If the Representative and NeuroBo have agreed to pay a portion of a Milestone Payment in shares of NeuroBo Common Stock, any such payments shall be made in accordance with Nasdaq Listing Rule 5635, and if necessary shall have been approved by the stockholders of NeuroBo prior to issuance.

Additionally, the Merger Agreement provides that NeuroBo shall prepare and file or cause to be prepared and filed with the Securities and Exchange Commission (the “Commission”), as soon as practicable following closing of the Merger (but in no event later than April 21, 2021), a registration statement for an offering to be made on a continuous basis, pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), or any successor thereto, registering the resale from time to time by the Stakeholders and their permitted transferees of all of the shares of Common Stock issued as consideration for the Merger (the “Resale Shelf Registration Statement”).

Pursuant to the Merger Agreement, NeuroBo, the Representative and an escrow agent entered into an Escrow Agreement pursuant to which 405,472 shares of NeuroBo Common Stock will be held in escrow for a period of fifteen months, to secure the indemnification obligations as contemplated by the Merger Agreement.

Additionally, pursuant to the Merger Agreement, NeuroBo and certain Stakeholders entered into indemnification support agreements wherein the Stakeholders agreed (i) to be bound by the indemnification obligations set forth in the Merger Agreement and (ii) to pay a pro rata share of certain losses as set forth in the Merger Agreement.

The Board of Directors of NeuroBo (the “Board”) unanimously approved the Merger Agreement and the related transactions, and the consummation of the Merger was not subject to approval of the NeuroBo stockholders.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about NeuroBo or ANA. The Merger Agreement contains representations, warranties and covenants that NeuroBo and ANA made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between NeuroBo and ANA and may be subject to important qualifications and limitations agreed to by NeuroBo and ANA in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between NeuroBo and ANA rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in NeuroBo’ public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Support Agreements

In connection with the execution of the Merger Agreement, NeuroBo and ANA entered into stockholder support agreements (the “Support Agreements”) with certain stockholders of NeuroBo. The Support Agreements provide that, among other things, each of the stockholders has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder (i) in favor of the approval of the issuance of shares of NeuroBo Common Stock in connection with the Milestone Payments that may become due, in accordance with Nasdaq Listing Rule 5635 (the “Milestone Payment Proposal”); (ii) in favor of any other matter reasonably necessary to the approval of the Milestone Payment Proposal and considered and voted upon by the stockholders of NeuroBo in connection therewith; and (iii) to approve any proposal to adjourn or postpone any such meeting to a later date, if there are not sufficient votes present or represented at such meeting to approve such Milestone Payment Proposal.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Support Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Lock-up Agreements

Concurrently and in connection with the execution of the Merger Agreement, certain Stakeholders entered into lock-up agreements with NeuroBo, pursuant to which each Stakeholder will be subject to a lockup on the sale or transfer of shares of Common Stock held by each such Stakeholder at the closing of the Merger, including those shares issued in the Merger for a period ending on the earlier of (i) 180 days after the closing date or (ii) approval of the

Milestone Payment Proposal by NeuroBo stockholders (the “Lock-up Agreements”).

The foregoing description of the Lock-up Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Lock-up Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

License Agreement

In connection with the acquisition of ANA, NeuroBo assumed a license agreement (the “License Agreement”) between ANA and YourChoice Therapeutics, Inc. (“YourChoice”). Pursuant to the License Agreement, YourChoice granted to ANA, during the term of the License Agreement, an exclusive, worldwide, fee-bearing license derived from the licensed intellectual property throughout the world. The fees due under the License Agreement include certain single-digit royalty payments and milestone payments in the aggregate of $19.5 million. The term of the License Agreement will expire on the expiration or invalidation of the last of the licensed patents under the License Agreement.

The foregoing description of the License Agreement is qualified in its entirety by reference to the full text of the License Agreement, a copy of which will be filed by the Company with its Annual Report on Form 10-K (the “10-K”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 31, 2020, NeuroBo completed its acquisition of ANA. The information contained in Item 1.01 of this Current Report on Form 8-K regarding the acquisition of ANA is incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The shares of NeuroBo Common Stock issued in the Merger were offered and sold in transactions exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof. Each of the Stakeholders are “accredited investors,” as defined in Rule 501(a) of Regulation D.

Such shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or any other securities of NeuroBo.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

In connection with the Merger, on December 31, 2020, Akash Bakshi was appointed as a Class II director to the Board and also as its Chief Operating Officer and Senior Vice President. In connection therewith, the size of the Board increased by resolution from seven to eight directors, in accordance with NeuroBo’s Third Amended and Restated Certificate of Incorporation. Mr. Bakshi will not serve on any committees of the Board.

Mr. Bakshi, age 32 served as Chief Executive Officer and a director of a ANA, a Silicon Valley-based start-up developing a proprietary niclosamide formulation as a widely accessible antiviral treatment for patients with COVID-19 and has served in these roles since ANA’s inception in March 2020. Mr. Bakshi has also served as CEO and director of YourChoice, a biotech start-up since its inception in May 2018. Prior to joining YourChoice Therapeutics, Mr. Bakshi was an Assistant Director of Technology Analysis at UC Berkley’s Office of Intellectual Property and Industry Research Alliances, a role he began in May 2015 and served until February 2019.

Mr. Bakshi received his B.S. in Biochemistry from UC San Diego in 2010 and his Masters of Science from the University of Queensland in 2011. Mr. Bakshi will contribute extensive experience to the board of directors in the operational design and regulatory approval of a treatment for COVID-19.

Pursuant to an Employment Agreement between NeuroBo and Mr. Bakshi (the “Employment Agreement”), effective as of the closing of the Merger, Mr. Bakshi has been appointed as Chief Operating Officer and Senior Vice President of the Company, reporting to Company’s Chief Executive Officer and Board of Directors. Such agreement provides for cash compensation of $250,000 per year, plus an opportunity to earn an annual bonus based on the criteria set forth in the Company’s key performance indicators set by the Board. Mr. Bakshi will also eligible to receive a grant of an option to purchase shares the Company’s stock, in an amount consistent with that granted in similarly situated executive officers. The Employment Agreement also includes standard benefits, as well as customary intellectual property assignment and confidentiality provisions that are customary in the Company’s industry.

If Mr. Bakshi’s employment is terminated by the Company without Cause or by Mr. Bakshi for Good Reason (as each term is defined in the Employment Agreement), Mr. Bakshi will be entitled to (a) six months’ base salary and (b) base salary and benefits accrued through the date of termination.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed by the Company with the 10-K.

Mr. Bakshi has no family relationship with any of the executive officers or directors of NeuroBo. Mr. Bakshi was appointed as a director of NeuroBo as contemplated in the Merger Agreement. Other than as set forth in the Merger Agreement, there are no arrangements or understandings between Mr. Bakshi and any other person pursuant to which he was appointed as a director of NeuroBo.

Notice of Non-Renewal

Pursuant to the terms of the consulting agreement between NeuroBo and vZenium LLC, a Massachusetts limited liability company, owned and managed entirely by Dr. Mark Versavel, the Company’s Chief Medical Officer, the Company provided notice of non-renewal of the consulting agreement, and, consequently, the term of the consulting agreement expired on January 1, 2021.

Item 8.01	Other Events

On January 6, 2021, NeuroBo issued a press release announcing the acquisition of ANA. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated December 31, 2020, by and among NeuroBo Pharmaceuticals, Inc., Shelby Merger Sub 1, Inc., Shelby Merger Sub 2, LLC, ANA Therapeutics, Inc., and Akash Bakshi (1)

10.1	Form of Support Agreement

10.2	Form of Lock-Up Agreement

99.1	Press Release, dated January 6, 2021

(1)

Schedules and annexes have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. NeuroBo agrees to furnish supplementally a copy of any omitted schedule or annex to the SEC upon its request; provided, however, that NeuroBo may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or annex so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2021	NeuroBo Pharmaceuticals, Inc.

/s/ Richard Kang
Richard Kang
President and Chief Executive Officer